[LETTERHEAD OF LOEB & LOEB]




Direct Dial: 212-407-4159
e-mail: mnussbaum@loeb.com

                                                             September 29, 2003

Intelli-Check, Inc.
246 Crossways Park West
Woodbury, New York 11797

Ladies and Gentlemen:

         You have requested our opinion with respect to the public offering of 1,000,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of Intelli-Check, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-2 (No. 333-108043) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act").

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company.

         Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement will be duly and validly issued and fully paid and nonassessable provided, however, that the payment therefore is in any event not less than the par value of the Shares so issued.

LOEB & LOEB LLP
Intelli-Check, Inc.
September 29, 2003
Page 2



         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as counsel to the Company in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.



                                                     Very truly yours,



                                                     Loeb & Loeb LLP